Exhibit 99.1

U.S. GoldMining UPDATE on EXPLORATION AND SUSTAINABILITY ACTIVITIES AT the Whistler Gold-Copper Project, alaska

Anchorage, Alaska – August 28, 2024 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to provide a progress update on activities related to exploration, environmental baseline activities and stakeholder engagement across the Whistler Gold-Copper Project (the “Whistler Project” or “Project”) for the 2024 field season in Alaska. The Whistler Project comprises four distinct mineral deposits: Whistler, Raintree West Pit, Raintree West Underground and Island Mountain.

Highlights

●	Ongoing confirmatory drilling of the Whistler and Raintree West deposits has produced over 2,500 metres of core so far this year with productivity rates approximately 50% better than the prior year.

●	The technical team is rapidly advancing the geological understanding of the Whistler and Raintree West deposits, leading to new targets to expand the known deposits.

○	Three new drill holes have been completed to date this season, one at Raintree West and two at Whistler.

○	WH23-03 was also successfully extended by an additional 274.35 metres to a depth of 874.5 metres, following up on the previously reported drill intercept which ended in mineralization comprised of 547.15 meters at 1.06 grams per tonne (g/t) AuEq, comprised of 0.77 g/t gold (Au), 0.17% copper (Cu) and 1.55 g/t silver (Ag), from 53.0 meters depth to end of hole at 600.15 meters (see U.S. GoldMining news release dated January 16, 2024, for further information).

○	Assays are pending for the 2024 drilling completed to date.

●	Surface exploration activities have commenced within the Whistler-Raintree area, also referred to as the ‘Whistler Orbit’, in proximity to the known deposits, which occur within a classic ‘porphyry cluster’ that has potential for discovery of additional mineralized intrusive centers.

●	Environmental survey work has continued to build upon baseline datasets.

●	The Company’s management has conducted significant stakeholder engagement activities, including meeting with local policy makers, community organizations, Native groups and local community members.

●	Recently, the Company hosted the Sustainability Committee of its board of directors at Whistler, which emphasizes the focus on sustainable exploration activities and dedication to earning social license to operate to help place the Project on a clear line of site through to future potential mine permitting.

●	The Company has proudly supported local hiring and procurement initiatives as well as making sponsorship contributions to local community organizations.

Tim Smith, Chief Executive Officer, commented: “As we advance our second exploration season at the Whistler Project, with our technical work programs underpinned by a strong set of standards around sustainability and care for the environment, I want to acknowledge our professional and hard-working field teams that are executing on the 2024 program and delivering on budget, ahead of schedule and, most importantly, safely. We remain excited about the results of our 2024 drilling activities, including the successful extension by over 274 metres of a 2023 hole which, as previously announced, had ended in mineralization and represented the best zone of mineralization ever drilled at the Project. Tracking in parallel with our technical programs at Whistler, we have progressed activities to ensure all stakeholders, including policy makers, regulators and the community are informed of our ongoing progress and potential future mine development activities. As such, we are committed to transparent and open stakeholder engagement as an important foundation to earning social licence for the Whistler Project. We are proud to be able to invest back into the Alaska community through contracting and hiring locally, and via sponsorship of various recreational events in the region in which we operate. We look forward to further building our relationships with communities, organizations and the public at large as we advance the Whistler Project.”

2024 Progress on Key Activities

Confirmatory infill drilling is progressing on budget and ahead of schedule, with over 2,500 metres core drilled so far for the 2024 season, a total which has already exceeded the total metres drilled during the entire 2023 campaign. Drilling is focused on confirmatory infill and step-out drilling within the Whistler and Raintree West deposits. Drill assay results are expected to be released as they become available.

In addition to drilling, surface exploration activities have commenced within the Whistler Orbit and over the broader property. The Whistler orbit comprises a classic ‘porphyry cluster’ with potential for discovery of additional mineralized intrusive centers.

Figure 1 Clockwise from top left: Drill rig at Raintree West Deposit, July 2024; Processing of core in the Whistler Core Shack, July 2024; Whistler site management and Board Sustainability Committee, August 2024; Exploration geologists at the Whistler Orbit, mapping and sampling prospective porphyry alteration in outcrop, August 2024.

The Company has demonstrated a strong commitment to the environment in which we operate and to strong health and safety practices. We have developed a comprehensive environmental management plan and safety management system which has resulted in no known instances of environmental non-compliance and no lost time incidents so far in the 2024 field season.

Environmental survey work has continued to build upon our baseline datasets during the field season, including the collection of baseline water quality samples and an eagle habitat survey. Wetland mapping and initial on-ground archaeological surveys are planned for the second half of 2024.

Year to date, the Company’s management has conducted significant stakeholder engagement activities, including meeting with local policy makers, community organizations, Native groups and local community members. The Company has seized opportunities to share with stakeholders the contribution to economic growth in South Central Alaska that the potential future mine development of the Whistler Project would create, by attending community events and holding one-on-one meetings with various stakeholder groups including:

●	Alaska Native corporations including Cook Inlet Region Inc., and Tyonek and Knik tribes.

●	The Company’s Chief Executive Officer, Tim Smith, presented to the House Resource Committee at the Alaska State Capitol, and has met with several State senators and representatives.

●	Various business leaders at the Mat-Su Regional Spring Economic Summit held in Wasilla.

●	Friends of West Susitna open house events at Skwentna and Willow.

Recently, we hosted a visit by our Board’s Sustainability Committee at the Project, which is testament to the alignment of the Company’s Board and Management that is focused on ensuring we not only delineate a compelling economic opportunity at Whistler, but one that we can place on a clear line of site through to eventual mine permitting by meeting both the technical requisites for a safe and sustainable mine and closure plan, and the social aspects of earning license to operate. So far this year the Company has proudly supported the Iron Dog, Skwentna 200 and Skwentna Fly In, and we look forward to making further contributions to community organizations in support of the social fabric of the MatSu and broader South Central Alaska. Read more about the Company’s sustainability initiatives in the recently released U.S. GoldMining Sustainability Factsheet, found on our website at www.usgoldmining.us/esg/sustainability.

The Company will release further exploration updates and results as they are available.

Tim Smith, P.Geo., Chief Executive Officer of U.S. GoldMining, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package totaling approximately 53,700 acres (217.5 square kilometers).

Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding its planned work program and for the Whistler Project and the expected benefits of sustainability and community relation activities. Words such as “expects”, “anticipates”, “plans,” estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing, title disputes or claims limitations on insurance coverage and the other risk factors set forth in the Company’s public filings, including its most recent Annual Report on Form 10-K, available under the Company’s profiles at www.sec.gov and www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.